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                                   ECOLAB INC.
                            1997 STOCK INCENTIVE PLAN
                  (AS AMENDED AND RESTATED AS OF MAY 14, 1999)


1.       PURPOSE OF PLAN.

         The purpose of the Ecolab Inc. 1997 Stock Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.       DEFINITIONS.

         The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1 "BOARD" means the Board of Directors of the Company.

         2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

         2.3 "CAUSE" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

         2.4 "CHANGE IN CONTROL" means an event described in Section 11.1 of the Plan.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.6 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

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         2.7 "COMMON STOCK" means the common stock of the Company, par value
$1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with
Section 4.3 of the Plan.

         2.8 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         2.9 "ELIGIBLE RECIPIENTS" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee consultants and advisors of the Company or any Subsidiary.

         2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.11 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange - Composite Transactions.

         2.12 "INCENTIVE AWARD" means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

         2.13 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.14 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.15 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

         2.16 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

         2.17 "PERFORMANCE STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

         2.18 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

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         2.19 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

         2.20 "RETIREMENT" means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, if the Participant is not covered by the Company's defined benefit pension plan, attainment of the necessary age and length of service for immediate benefit commencement shall, for purposes of the Plan, be determined as to the Participant as if such Participant had been covered by such plan and had been credited with continuous (vesting) service pursuant to such plan rules (a) for the period of service such Participant was in the employ of the Company and any Subsidiary, and (b) with respect to a Participant who was in the employ of a corporation or other organization whose business was acquired by the Company or any Subsidiary, if (and only to the extent) specifically provided by the Committee, for the period of service such Participant was in the employ of such corporation or other organization prior to such acquisition).

         2.21 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2.22 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

         2.23 "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.       PLAN ADMINISTRATION.

         3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the

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Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

         3.2  AUTHORITY OF THE COMMITTEE.

              (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

              (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect, that no amendment or modification of an outstanding Incentive Award (other than as may be required pursuant to Section 4.3 of the Plan) may decrease the per share exercise price of an Option below the Fair Market Value of the Common Stock on the date of grant, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

              (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a

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         significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.       SHARES AVAILABLE FOR ISSUANCE.

         4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 12,000,000 shares of Common Stock. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 2,500,000 shares of Common Stock in the aggregate during any 48- month period (subject to adjustment as provided in Section 4.3 of the Plan). The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

         4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

         4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the

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surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options.

5.       PARTICIPATION.

         Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.       OPTIONS.

         6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

         6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

         6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation that (i) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period, (ii) the Participant comply with certain requirements, (iii) the Participant, the Company or any division or subunit thereof, satisfy certain performance goals or criteria or (iv) the Common Stock satisfy certain performance goals or criteria); provided, however, that no Option may be exercisable prior to six months (other than as provided in Section 9.1 of the Plan) or after 10 years from its date of grant.

         6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order);

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provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender (through actual delivery or attestation) of Previously Acquired Shares or by a combination of such methods.

         6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.       RESTRICTED STOCK AWARDS.

         7.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that (i) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; (ii) the Participant comply with certain requirements; (iii) the Participant or the Company (or any Subsidiary or division or other subunit thereof) satisfy certain performance goals or criteria; or (iv) the Common Stock satisfy certain performance goals or criteria, provided, however, that other than as provided in Section 9.1 of the Plan, no Restricted Stock Award may vest prior to six months from its date of grant.

         7.2 RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this
Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

         7.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. The Committee, in an agreement evidencing a Restricted Stock Award, may require that, unless the Participant elects otherwise, regular quarterly cash dividends paid with respect to shares of Common Stock subject to a portion of the Restricted Stock Award that has not vested will be reinvested (and in such case

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Participants hereby consent to such reinvestment) in shares of Common Stock pursuant and in accordance with the Company's regular dividend reinvestment plan.

         7.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8.       PERFORMANCE STOCK AWARDS.

         An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Performance Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Performance Stock Award as it deems appropriate, and may enforce such restrictions by any or all of the methods set forth in Section 7.4 of the Plan.

9.       EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

         9.1 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or Disability:

              (a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option);

              (b) All Restricted Stock Awards then held by the Participant will become fully vested; and

              (c) Any assignment or transfer restrictions with respect to Performance Stock Awards will lapse.

         9.2 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Subject to Section
9.6 of the Plan, in the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of Retirement:

              (a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of five years after

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         such termination (but in no event after the expiration date of any such
         Option). Options not exercisable as of such Retirement will be forfeited and terminate.

              (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

              (c) Any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards.

         9.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. Subject to Section 9.6 of the Plan, in the event a Participant's employment is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

              (a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such termination will be forfeited and terminate.

              (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

              (c) Any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards.

         9.4 TERMINATION OF SERVICE AS A NON-EMPLOYEE CONSULTANT OR ADVISOR. In the event a Participant's service as a non-employee consultant or advisor is terminated with the Company and all Subsidiaries for any reason, or a Participant is in the service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and (i) no Options then held by the Participant will thereafter be exercisable, (ii) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and (iii) any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for Cause (as defined in Section 2.3 of the Plan), all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

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         9.5 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the
other provisions of this Section 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or other service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or other service, in each case in the manner determined by the Committee; provided, however, that (a) no Incentive Award will become exercisable or vest prior to six months from its date of grant (unless such exercisability or vesting is by reason of death or Disability), and (b) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 9.5 but in no event beyond its expiration date.

         9.6 EFFECTS OF ACTIONS CONSTITUTING CAUSE. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.

         9.7  DETERMINATION OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

              (a) The change in a Participant's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant's employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

              (b) The change in a Participant's status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant's service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant's employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment.

              (c) Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated

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         on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

10.      PAYMENT OF WITHHOLDING TAXES.

         10.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

         10.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a combination of such methods.

11.      CHANGE IN CONTROL.

         11.1 CHANGE IN CONTROL. For purposes of this Section 11, a "Change in Control" of the Company will mean the following:

              (a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than in a transaction arranged or approved by the Board prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes

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

         the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding securities, which agreement imposes one or more limitations on the amount of such person's beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement.

              (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction which would constitute a Change in Control pursuant to this Section 11.1) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

              (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires a percentage of the combined voting power of the Company's then outstanding securities which would constitute a Change in Control pursuant to Section 11.1 above. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), Section 4.3 of the Plan will apply.

              (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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

         11.2 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all outstanding Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and
(c) any transfer restrictions with respect to Performance Stock Awards will lapse.

         11.3 CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         11.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 11.2 or 11.3 of the Plan to the contrary, if, with respect to a Participant, any of the payments to be made in connection with Section 11.2 or 11.3 of the Plan, together with any other payments or benefits which a Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in section 1504(a) of the Code without regard to section 1504(b) of the Code) of which the Company is a member, constitute an "excess parachute payment" (as defined in section 280G(b) of the Code), the payments to be made in connection with Section 11.2 or 11.3 of the Plan shall be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming subject to the excise tax imposed under section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such payments will not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this
Section 11.4 will not apply, and any "payments" to a Participant pursuant to Section 11.2 or 11.3 of the Plan will be treated as "payments" arising under such separate agreement.

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

12.      RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS;
TRANSFERABILITY.

         12.1 EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or Other Service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or Other Service of the Company or any Subsidiary.

         12.2 RIGHTS AS A STOCKHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Performance Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

         12.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

         12.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.      SECURITIES LAW AND OTHER RESTRICTIONS.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any

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

legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.      PLAN AMENDMENT, MODIFICATION AND TERMINATION.

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 11 of the Plan.

15.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         The Plan is effective, as amended and restated, as of May 14, 1999 or such later date as the Plan is approved by the Company's stockholders and shall apply to Incentive Awards granted on or after such effective date. The Plan will terminate at midnight on June 30, 2005, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.      MISCELLANEOUS.

         16.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

         16.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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